UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2009

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On December 15, 2009, Provident Financial Holdings, Inc. (the “Company”) announced that it had raised approximately $11.3 million through a previously announced public offering of 4,500,000 shares of the Company’s common stock at a public offering price of $2.50 per share.  The net proceeds to the Company after deducting underwriting discounts and commissions and estimated offering expenses are expected to be $10.4 million.   Sandler O’Neill  + Partners, L.P. acted as lead book-running manager of the offering, and FBR Capital Markets & Co. and FIG Partners, LLC as co-managers.  A copy of the Company’s press release announcing the closing of the offering is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, the information in Item 7.01 and the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act  of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 – Financial Statements and Exhibits
(d)	Exhibits:

The following exhibit is being filed herewith and this list shall constitute the exhibit index:

99.1 Press release dated December 15, 2009 announcing the closing of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVIDENT FINANCIAL HOLDINGS, INC.

Date: December 15, 2009	/s/Donavon P. Ternes
Donavon P. Ternes
Chief Operating Officer and Chief Financial Officer
(Principal Financial and Accounting Officer)